UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2025

MYRIAD GENETICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26642	87-0494517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

322 North 2200 West
Salt Lake City, Utah 84116
(Address of principal executive offices) (Zip Code)
Registrant's telephone number, including area code: (801) 584-3600
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	MYGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2025, Myriad Genetics, Inc. (the “Company”) entered into a Separation Agreement and Release of Claims (the “Separation Agreement”) with Scott J. Leffler, the Company’s former Chief Financial Officer. As previously disclosed, the Company announced Mr. Leffler’s departure as Chief Financial Officer of the Company, effective August 15, 2025. Mr. Leffler’s separation from employment occurred at the close of business on September 2, 2025 (the “Separation Date”). The Separation Agreement becomes effective on October 9, 2025, provided that Mr. Leffler does not revoke the Separation Agreement prior to such date. Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants, including customary non-compete, non-solicitation and non-disparagement covenants, and a typical release of claims against the Company, Mr. Leffler will receive a lump sum severance payment of $1,239,384. In addition, (i) the vesting of all outstanding time-based equity awards previously granted to Mr. Leffler that were scheduled to vest on or before the date two years following the Separation Date will be accelerated and will be deemed to vest on the Separation Date, provided that any annual vesting installments shall be deemed to vest in monthly installments over such two-year period, and (ii) any outstanding equity award with an unsatisfied performance-based condition shall remain outstanding and, if the applicable performance condition is satisfied on or before the date two years following the Separation Date, such award shall, to the extent so earned, vest to the extent scheduled to vest within such two-year period. The foregoing severance and other consideration payable to Mr. Leffler is being made pursuant to the terms of Mr. Leffler's Severance and Change of Control Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by the full text of the Separation Agreement, which is attached hereto as Exhibit 10.1, and is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

Exhibit Number	Description
10.1+	Separation Agreement and Release of Claims, dated October 1, 2025, by and between Myriad Genetics, Inc. and Scott J. Leffler.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+ Management contract or compensatory plan arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYRIAD GENETICS, INC.

Date: October 7, 2025	By:	/s/ Benjamin R. Wheeler
Benjamin R.Wheeler
Chief Financial Officer